UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

MDwerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56299	33-1095411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125 Green Cove Springs, FL	32043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 501-0019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Two Trees Merger Agreement

On February 13, 2023, MDwerks, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”), dated as of February 13, 2023, by and between the Company, MD-TT Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”) and Two Trees Beverage Co. (“Two Trees”). The Company, Merger Sub and Two Trees may be referred to herein collectively as the “Parties” and separately as a “Party.”

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, the Parties wish to effect a business combination through a merger of Merger Sub with and into Two Trees (the “Merger”), subject to the terms and conditions set forth in the Merger Agreement, with Two Trees continuing as the surviving corporation (“Surviving Corporation”). As a result of the Merger, the certificate of incorporation of Two Trees as in effect immediately prior to the closing date will be the certificate of incorporation of the Surviving Corporation, and the bylaws of Two Trees as in effect immediately prior to the closing date will be the bylaws of the Surviving Corporation.

Pursuant to the terms of the Merger Agreement, at the closing of the Merger, the Company’s Board of Directors (the “Company Board”) will be expanded and a number of persons as named by Two Trees will be named to the Company Board such that such persons comprise a majority of the Company Board, and the Company Board as such newly constituted will name or replace any officers of the Company as it may determine. In addition, at the closing of the Merger, the directors and officers of Two Trees as in place immediately prior to the closing will remain in place as the directors and officers of the Surviving Corporation.

The Board of Directors of Merger Sub and the Company Board unanimously approved the transactions contemplated by the Merger Agreement, including the Merger, and the Company as the sole stockholder of Merger Sub approved the Merger Agreement and the Merger.

In consideration of the Merger Agreement, at the effective time of the Merger, each of the holders of Two Trees stock, subject to certain exceptions set forth in the Merger Agreement, shall have the right to convert all of the shares of Two Trees stock into a total of 60,000,000 shares of Company common stock, which shall be apportioned between the Two Trees stockholders, pro rata, based on the number of shares of Two Trees stock held by each of the Two Trees stockholders as of the closing of the Merger (the “Merger Consideration”).

Under the Merger Agreement, at the effective time of the Merger, each of the issued and outstanding shares of common stock of Two Trees, subject to certain exceptions set forth in the Merger Agreement, shall be converted into shares of the Company’s common stock.

At the effective time of the Merger, shares of Two Tree’s common stock generally will be treated in the following manner:

●	(1) Any shares of Two Trees common stock held as treasury stock or held or owned by Two Trees or Merger Sub immediately prior to the effective time of the Merger will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and (2) each share of Two Trees common stock outstanding immediately prior to the effective time of the Merger, excluding shares to be canceled pursuant to (1) herein and excluding shares of Two Trees common stock who have exercised and perfected appraisal rights for such shares in accordance with the Delaware General Corporation Law, will be automatically converted solely into the right to receive a number of shares of Company common stock equal to those set forth in the Merger Consideration.

●	No fractional shares of Company common stock will be issued in connection with the Merger and any fractional share otherwise issuable to any Two Trees stockholder will be rounded up to the next whole share.

●	Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares will, as of the effective time of the Merger, evidence shares of common stock of the Surviving Corporation.

According to the terms of the Merger Agreement, the Company common stock issued at the closing of the Merger will be subject to a lock-up, pursuant to which the Two Trees stockholders receiving shares of the Company’s common stock will not transfer or dispose of the shares except according to the following schedule: (1) one-third of the shares will be released from the restriction on the nine-month anniversary of the effective date of the Merger; (2) one-third of the shares will be released from the restrictions on the 18-month anniversary of the effective date of the Merger; and (3) the remaining one-third of the shares will be released from the restrictions on the 36-month anniversary of the effective date of the Merger.

At the effective time of the Merger, Two Trees’ stock options (the “Two Trees Options”) generally will be treated in the following manner:

●	Two Trees option holders will exchange all of their Two Trees Options for options to acquire shares of Company common stock (the “MDwerks Options”).

●	The MDwerks Options will provide for substantially the same terms as the Two Trees Options, other than (1) they will be fully vested at issuance, and will increase the number of shares of Company common stock underlying the MDwerks Options from the number of shares of Two Trees common stock underlying the Two Trees Options, and (2) will retain the same exercise price per share of Company common stock underlying the MDwerks Options as the exercise price per share of Two Trees common stock underlying the Two Trees Options, in each case as necessary to provide for the same spread value for each applicable option holder.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (1) approval of the Merger Agreement by the Two Trees stockholders; (2) the absence of any law or order by a governmental authority of the United States or certain non-United States jurisdictions that has the effect of rendering illegal or prohibiting consummation of the Merger, or causing the Merger to be rescinded following the completion thereof. In addition, consummation of the Merger by the Company and Merger Sub are subject to the satisfaction or waiver of customary closing conditions, including that (i) the Company will have completed its due diligence review of Two Trees to its satisfaction in its sole discretion; and (ii) Two Trees will have provided to the Company audited financial statements for Two Trees and related auditor reports thereon, as provided in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, Two Trees agreed that at the closing of the Merger, Joe Ragazzo, Two Trees’ Chief Executive Officer, will shall enter into an indemnification agreement, pursuant to which Mr. Ragazzo will agree to indemnify the Company for certain breaches of the representations and warranties of Two Trees.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company, Merger Sub and Two Trees, including, among others, covenants by Two Trees regarding the conduct of its business prior to the closing of the Merger.

Either the Company or Two Trees may terminate the Merger Agreement prior to the closing date if, among certain other circumstances, certain conditions of the closing have not been satisfied. The Merger Agreement may be terminated by the Company if, among other things, (1) the Two Trees stockholders vote against the adoption of the Merger Agreement; (2) any Action is brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the closing; or (3) within five business days after receipt by the opposing Party of written notice thereof that the other Party is not reasonably capable of curing a material breach of the Merger Agreement prior to the termination date thereof.

The Parties intend, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger Agreement was adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Amendment No. 1 to Two Trees Merger Agreement

On February 16, 2023, the Company, Merger Sub and Two Trees entered into Amendment No. 1 to Merger Agreement (“Amendment No. 1”). Pursuant to the terms of Amendment No. 1, the Merger Agreement was amended to reflect Two Trees’ authorized, issued and outstanding capital stock as of the effective date of the Merger Agreement, which capital stock consisted of 15,000,000 shares of common stock, par value $0.0001 per share, of which 9,999,604.69 shares were issued and outstanding as of the effective date of the Merger Agreement, and 3,529,500 shares of preferred stock, par value $0.0001 per share, of which 2,045,672.16 shares were issued and outstanding as of the effective date of the Merger Agreement. In addition, pursuant to the terms of Amendment No. 1, the Merger Agreement was amended to replace Mr. Ragazzo with James Cassidy, Two Trees’ Chairman of the Board as the party to indemnify the Company for certain breaches of the representations and warranties of Two Trees.

Except as set forth in Amendment No. 1, the Merger Agreement remains in full force and effect.

The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is filed as Exhibit 2.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Merger Agreement, dated February 13, 2023, by and among MDwerks, Inc., MD-TT Merger Sub, Inc. and Two Trees Beverage Co.
2.2	Amendment No. 1 to Merger Agreement, dated February 16, 2023, by and among MDwerks, Inc., MD-TT Merger Sub, Inc. and Two Trees Beverage Co.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date: February 17, 2023	By:	/s/ Steven C. Laker
	Name:	Steven C. Laker
	Title:	Chief Executive Officer